UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 29, 2015 (July 23, 2015)

Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.

(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

212 West 35th Street, Second Floor, New York, NY 10001

(Address of principal executive offices and zip code)

(212) 356-9500

(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services Corp.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission. Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01	Entry Into a Material Definitive Agreement.

On July 23, 2015, Newtek Business Services Holdco 1, Inc. (“Holdco”), a subsidiary of Newtek Business Services Corp. (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Jeffrey Rubin (the “Seller”), Premier Payments LLC (“Premier”) and the Company, pursuant to which Holdco acquired all of the issued and outstanding membership interests of Premier, an electronic payments processor, from the Seller (the “Acquisition”). The total purchase price paid by Holdco for the acquisition of Premier was $16,483,406.00 (the “Purchase Price”), of which $14,010,900.08 was paid in cash and the remaining $2,472,505.92 was paid in newly issued restricted shares of the Company’s common stock, par value $.02 per share (“Common Stock”). The Purchase Price was calculated as an amount equal to (i) six (6) times the current combined annualized EBITDA for Premier and for the merchant payment processing portfolios conveyed by JR Group, Inc. (“JRG”) and Summit Processing Group, LLC, each affiliates of Premier, to Premier in connection with the Acquisition (exclusive of certain accounts specified in the Purchase Agreement), plus (ii) three (3) times the combined annualized residual cash flows, net of payments to agents or third parties, for two customer accounts specified in the Purchase Agreement. The Company’s board of directors, including a majority of the independent directors, approved the transaction.

The Seller owns approximately 9.82% of the issued and outstanding shares of the Company’s Common Stock and is a former president of the Company. The Seller also controls JRG, a company engaged by one of the Company’s portfolio companies, Universal Processing Services of Wisconsin LLC (“NMS”), as an independent sales agent prior to the Acquisition. However, as part of the Acquisition, JRG conveyed its merchant payment processing portfolios to Premier, and the contracts giving rise to JRG’s engagement as an independent sales agent of NMS were assigned from JRG to Premier such that Premier, and not JRG, is now engaged as an independent sales agent of NMS.

The Purchase Agreement contains non-compete and solicitation agreements from the Seller. The Purchase Agreement also contains customary warranties, covenants and indemnification provisions.

The Seller also entered into a Consulting Agreement with the Company in connection with Acquisition, pursuant to which the Seller will provide the Company certain business development consulting services.

The above description is a summary and is qualified in its entirety by the terms of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A press release announcing the Acquisition is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On July 23, Holdco completed the Acquisition. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The cash consideration portion of the Purchase Price was paid out of cash on hand.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference herein. Pursuant to the Purchase Agreement, the Purchase Price for the Acquisition includes 130,959 shares of the Company’s Common Stock (the “Shares”).

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act. The Shares are restricted, are not involved in a public offering and were acquired by an “accredited investor” for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Membership Purchase Agreement, dated July 23, 2015, by and among Newtek Business Services Corp., Newtek Business Services Holdco 1, Inc., Premier Payments LLC and Jeffrey Rubin.

99.1	Press Release, dated July 27, 2015, announcing the Acquisition.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: July 29, 2015	/s/ Barry Sloane
Barry Sloane
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Membership Purchase Agreement, dated July 23, 2015, by and among Newtek Business Services Corp., Newtek Business Services Holdco 1, Inc., Premier Payments LLC and Jeffrey Rubin.

99.1	Press Release, dated July 27, 2015, announcing the Acquisition.